UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LAPOLLA INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas  77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Meeting Date
May 22, 2007

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your Proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

April __, 2007

Dear Stockholder:

You are cordially invited to attend our 2007 Annual Meeting of Stockholders to be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, on Tuesday, May 22, 2007 at 9:00 AM, local time. We hope you will be present to hear management's report to stockholders.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon.  If you plan to attend the Annual Meeting in person, please mark the designated box on the enclosed proxy card.  Alternatively, if you utilize the telephone or Internet voting system, please indicate your plans to attend the Annual Meeting when prompted to do so by the system.  If you are a stockholder of record, you should bring the bottom half of the enclosed proxy card as your admission card and present the card upon entering the Annual Meeting.  If you are planning to attend the Annual Meeting and your shares are held in street name (by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the Annual Meeting so that we can verify your ownership of LaPolla Common Stock.  Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the Annual Meeting, but you will not be able to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting.  Accordingly, we urge you to complete the enclosed proxy card and return it to our vote tabulators promptly in the prepaid postage envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

LAPOLLA INDUSTRIES, INC.

Douglas J. Kramer
CEO and President

Houston, Texas

LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas  77032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2007

The board of directors of LaPolla Industries, Inc. (“LaPolla”, the “Company”, “we”, “our” or “us”) is soliciting proxies to be used at the 2007 Annual Meeting of Stockholders, to be held at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 on Tuesday, May 22, 2007 at 9:00 a.m., local time, and at any continuation, adjournment or postponement thereof. This proxy statement, the enclosed form of proxy and our 2006 Annual Report to Stockholders are being mailed to our stockholders on or about April 30, 2007.  We are holding the meeting to:

1.	Elect a board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed;

2.	Ratify and approve amendments to the Equity Incentive Plan;

3.	Approve an amendment to our Restated Certificate of Incorporation increasing our authorized common stock capitalization limit from 65 Million to 70 Million shares; and

4.	Transact any other business that may properly come before the meeting.

If you were the record owner of LaPolla Common Stock at the close of business on Wednesday, April 18, 2007, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Houston, Texas for the ten days prior to the meeting for any purpose related to the meeting.

We look forward to seeing you at the meeting.

By Order of the Board of Directors

Michael T. Adams
Corporate Secretary

April __, 2007
Houston, Texas

As promptly as possible, please vote by telephone or by using the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card and return it in the enclosed postage-paid envelope.

LAPOLLA INDUSTRIES, INC.

Proxy Statement
for
Annual Meeting of Stockholders
To Be Held May 22, 2007

-i-

LAPOLLA INDUSTRIES, INC.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas  77032

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders to be held May 22, 2007.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  Please read it carefully.  Voting materials, which include the proxy statement, proxy card and 2006 Annual Report, will be mailed to stockholders on or about April 30, 2007. The meeting is to be held at The Kamson Corporation is located at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. LaPolla will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Questions and Answers

Q:	Who may vote at the meeting?

A:
The Board set April 18, 2007, as the record date for the meeting. If you owned our common stock at the close of business on April 18, 2007, you may attend and vote at the meeting. Each stockholder is entitled to vote for each share of common stock on all matters to be voted on. There were 53,586,251 shares of our common stock outstanding on April 18, 2007.

Q:	What is the quorum requirement for the meeting?

A:
A majority of LaPolla’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you are present and entitled to vote in person at the meeting or have properly submitted a proxy card or voted by telephone or by using the Internet. If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:
The Board proposals scheduled to be voted on at the meeting are election of our board of directors, ratification and approval of amendments to our Equity Incentive Plan, and approval of an amendment to our restated certificate of incorporation to increase our authorized common stock capitalization limit. We will also consider other business that properly comes before the meeting.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by LaPolla. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since you are a beneficial owner and not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockholder or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with your proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee. If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my proxy card?

A:
Provided you are the shareowner of record or have a legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new proxy card with a later date, voting by telephone or by using the Internet (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our second quarter report on Form 10-Q for 2007.

Confidentiality

We maintain a policy that all proxies, ballots, and voting materials that identify your vote be kept confidential, except in the following circumstances: (i) to allow the election inspector appointed for our Annual Meeting to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action; (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes; (iv) where a stockholder expressly requests disclosure or has made a written comment on a proxy card; (v) where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the election inspector appointed for the Annual Meeting; (vi) aggregate vote totals may be disclosed to us from time to time and publicly announced at the meeting of stockholders at which they are relevant; and (vii) in the event of any solicitation of proxies with respect to any of our securities by a person other than us of which solicitation we have actual notice.

PROPOSAL 1

ELECTION OF DIRECTORS

General

We currently have six members on our Board of Directors. At each annual meeting, the directors elected by stockholders to succeed directors are elected for a one year term to expire at the next annual meeting after their election and until their successors are duly elected and qualified. Our board appoints directors to fill vacancies on our board, as they occur, as well as newly created directorships, in each instance upon the recommendation of our Corporate Governance Committee. Newly-appointed directors hold office until the next election by our stockholders. Our Bylaws permit us to maintain up to a maximum of seven (7) members on our Board of Directors. Proxy holders will vote for the nominees listed below. The accompanying proxy will be voted for the nominees to serve as directors unless you indicate to the contrary on the proxy card. Abstentions have no effect on the vote. Upon the recommendation of our Corporate Governance Committee, our board of directors has nominated each of the following to be elected to serve as a director until the next annual meeting of stockholders in 2008. Each of the nominees listed below, except for Mr. Howard L. Brown, is currently a director of LaPolla who was previously elected by stockholders or appointed by the Board of Directors after the annual meeting of stockholders in 2006 and has consented to serve on the Board of Directors until the annual meeting of Stockholders to be held in 2008.

Information About Nominees

Set forth below are descriptions of the backgrounds of each incumbent and other nominees, their ages, and their principal occupations for at least the past five years and their public-company directorships as of the record date. There are no familial relationships among any of our directors or among any of our directors and executive officers.

Richard J. Kurtz	66	Director since November 23, 1998

Chairman of the Board

Mr. Kurtz has been chief executive officer of the Kamson Corporation, a privately held corporation, for the past 30 years. The Kamson Corporation has its principal executive offices located in Englewood Cliffs, New Jersey and currently owns and operates eighty one (81) investment properties in the Northeastern U.S. Mr. Kurtz is a graduate of the University of Miami and a member of its President's Club. Mr. Kurtz is also a member of the Board of Directors of International Fight League, Inc. (f/k/a Paligent, Inc.), a publicly traded company on the NASD O-T-C bulletin board. Most notably, the Chamber of Commerce in Englewood Cliffs and the Boy Scouts of America chose him Man of the Year. Mr. Kurtz resides in Alpine, New Jersey and is currently vice president and a member of the Board of Directors for the Jewish Community Center on the Palisades in Tenafly, New Jersey. He is also an elected member of the Board of Trustees and Foundation Board for the Englewood Hospital and Medical Center of New Jersey and the Board of Governors for the Jewish Home and Rehabilitation Center.

Lt. Gen. Arthur J. Gregg (US Army (Ret.)	78	Director since February 21, 2000

Lt. Gen. Gregg has more than fifty six years of distinguished professional experience. His record of performance repeatedly demonstrates the ability to lead organizations to success. As a result of his extensive military and executive experience, he has considerable contacts and respect within federal government agencies and private industry. Lt. Gen. Gregg continues an active schedule as a member of several corporate and academic boards. He chairs three of these boards. His education includes Harvard University, John F. Kennedy School of Government Concentrated Executive Program in National Security; Saint Benedict College Atchison, Kansas, Bachelor of Science in Business Administration (Summa cum Laude); Army War College, Carlisle Barracks, Pennsylvania, One-year graduate level college; Command and General Staff College, Fort Leavenworth, Kansas, One-year graduate level college.

Jay C. Nadel	48	Director since January 16, 2007

Mr. Nadel is chairman of the board of Englewood Hospital and Medical Center since September 2006. In addition to being an independent consultant since 2004, Mr. Nadel is an employee of Sloan Securities since January 2006. As a CPA and senior financial services executive, Mr. Nadel has extensive business management and operations experience. From 2002 to 2004, he was executive vice president of Bank of New York’s Clearing Services where he oversaw strategic planning; 1986 to 2001, a partner in the investment firm of Weiss, Peck & Greer/Robeco, where he was chairman of the operations committee and managing director of the firm’s Clearing Services Division; and 1980 to 1986, he was a manager at KPMG Peat Marwick, New York, where he provided audit services. Mr. Nadel is a Certified Public Accountant since 1980 and has a Bachelor of Science from the University of Maryland.

Augustus J. Larson	52	Director since January 16, 2007

Mr. Larson is president of Larson Capital, LLC, a commercial real estate finance and investment company in Far Hills, New Jersey. He founded Larson Capital, LLC in 2004. From 2001 to 2003, Mr. Larson was managing director of PW Funding and directed its commercial and multi-family real estate loan production in the metro New Jersey and New York markets. Prior to 2001, He was a managing director and principal of Larson Financial Resources, a commercial mortgage banking firm. Mr. Larson, along with his partners, founded Larson Financial Resources in 1985, which was subsequently sold to PW Funding in 2000. At Larson Financial Resources, He was responsible for all commercial and multi-family real estate finance activities along with borrower and lender relations. Mr. Larson has a Bachelor of Arts from Colgate University in New York. He is also a certified mortgage banker and an active member in numerous professional and charitable organizations.

Douglas J. Kramer	42	Director since January 16, 2007

CEO and President

Mr. Kramer joined the Company in January 2005 as president and chief operating officer and was named Chief Executive Officer and President in July 2006. Mr. Kramer has 18 years Industry Experience including his most recent position as vice president of the Construction Products Division for Foam Enterprises, LLC, a wholly-owned subsidiary of the BASF Corporation, where he was employed from 1997 to 2004. Mr. Kramer has a background in Liberal Arts from Penn State University and the University of Texas.

Michael T. Adams	41	Director since December 20, 2004

CGO, EVP and Secretary

Mr. Adams joined and was instrumental in the Company reestablishing operations in January 1997.  He was named Chief Governance Officer, Executive Vice President, and Corporate Secretary in July 2006. During his term with LaPolla, Mr. Adams has served as president and interim chief executive officer from 2003 to 2005, executive vice president and corporate secretary from 1999 to 2003, and held various officer positions in the Company’s former subsidiaries since starting in 1997. He has Bachelor and Master of Science degrees in business administration, as well as a Juris Doctor degree, from Nova Southeastern University located in Fort Lauderdale, Florida.

Howard L. Brown	61	Nominee
Mr. Brown was retained in January 2007 as an advisor/consultant to the Board of Directors to oversee the deployment of LaPolla’s business intelligence solutions. He has over 34 years experience in sales, distribution, financial forecasting and planning, mergers and acquisitions and quality assurance. Prior thereto, he was chairman and chief executive officer of Allied Office Products, headquartered in Clifton, New Jersey, the country's largest independent dealer of office products and services, which was sold to Office Depot in 2006. Allied, prior to the sale, had grown annual sales to more than $300 Million from over 30 acquisitions beginning in 1998. Mr. Brown is a graduate of Syracuse University and a member of the Board of Holy Name Hospital in Teaneck, New York.  He is very involved in philanthropy.

Required Vote For Adoption

Under Delaware Law the affirmative vote of a plurality of the outstanding shares of our common stock is required for the election of each director under Proposal 1. Abstentions or broker non-votes as to the election of directors will not affect election of the candidates receiving the plurality of votes.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SEVEN NAMED DIRECTOR NOMINEES.

Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares of our common stock represented by the proxies will be voted for such other person or persons as may be designated by our board. As of the date of this proxy statement, our board is not aware of any nominee who is unable or will decline to serve as a director.

PROPOSAL 2

RATIFY AND APPROVE AMENDMENTS TO EQUITY INCENTIVE PLAN

Introduction

Our Board adopted the Equity Incentive Plan (the “Equity Plan”) as a means to attract and retain the services of experienced and knowledgeable executive officers and key employees to the Company and to increase the proprietary interests of the Company’s executive officers and key employees in the Company. On July 12, 2005, four stockholders owning greater than a majority of the outstanding shares of common stock approved the proposed Equity Plan by action taken by written consent without a meeting in accordance with Delaware General Corporation Law (“Delaware Law”) which approval became effective on or about August 25, 2005 pursuant to mailing of an Information Statement to all stockholders.

The Board believes that we must offer a competitive equity incentive program if we are to continue to successfully attract, motivate and retain the most qualified executives officer, non-employee director and consultant candidates for the Company for all aspects of our business.

Amendments

The Board has approved amendments to the Equity Plan, subject to ratification and approval by the Company’s stockholders. The amendments to the Equity Plan were originally ratified and approved by the Chairman of the Board as the majority stockholder through a written consent dated January 23, 2007 as permitted under Section 228 of Delaware Law, however, we were unable to get the required SEC Schedule 14C Information Statement prepared and distributed to all stockholders within the required 60 days after the date of the written consent and the written consent expired due to concomitant business requirements. We have added this Proposal 2 to ratify and approve the amendments to our Equity Plan at the 2007 Annual Meeting instead of preparing and executing a second written consent to save money. The proposed amendments will modify the Equity Plan to: (1) increase the maximum aggregate number of shares of common stock reserved for issuance under the Equity Plan from 3.25 Million to 6 Million shares; and (2) include directors and consultants as persons eligible for awards under the Equity Plan.

We previously compensated directors under the Director Compensation Plan (“Director Plan”), which automatically terminated after the last annual meeting of stockholders in accordance with its terms, and are adding provisions in the Equity Plan for director compensation instead of extending the Director Plan. In order to attract, motivate and retain two new (Mr. Nadel and Mr. Larson), two existing (Mr. Kurtz and Mr. Gregg), and one potential (Mr. Brown) non-employee directors, we granted certain options on January 16, 2007 under the Equity Plan, subject to ratification and approval by stockholders. Mr. Brown’s options were originally granted to him in his capacity as an advisor/consultant to the Board of Directors. These grants will become effective upon approval of the amendments to the Equity Plan.

As of January 16, 2007, there were only approximately 543,820 shares of common stock remaining available for option and stock awards under the Equity Plan. Presuming that the proposed amendments to the Equity Plan are ratified and approved by the Company’s stockholders on the date of the 2007 Annual Meeting, a total of 2,310,000 stock options granted to our non-employee directors and a consultant under the Equity Plan will be effectively ratified.  In light of historical usage and expected future grants, we anticipate the number of shares of common stock, as increased, available for awards under the Equity Plan will be adequate to meet our foreseeable requirements.

A description of the principal features of the Equity Plan, as proposed to be amended, are set forth below. This summary description is qualified by and subject to the actual provisions of the amendments to the Equity Plan attached in Appendix A to this proxy statement.

Purpose and Eligibility

The purpose of the Equity Plan, as amended, is to additionally enable the Company to attract and retain the services of experienced and knowledgeable non-employee directors and key consultants and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the non-employee directors and consultants in the Company. The Equity Plan provides for grants of nonqualified stock options and stock bonuses. As of January 16, 2007, the Company had four non-employee directors and three consultants eligible to participate in the Equity Plan.

Stock Available For Issuance Under the Director Plan

The shares of common stock to be delivered under the Equity Plan are made available, at the discretion of the Board, either from authorized but unissued shares of common stock or from reacquired shares of common stock or any combination thereof. Prior to amending the Equity Plan, the total number of shares of common stock that may be issued pursuant to awards under the Equity Plan may not exceed 3.25 Million. The terms of the Equity Plan restrict the maximum number of shares of stock that may be issued pursuant to stock bonuses to 1 Million shares and stock options per person per year to 2 Million shares. The proposed amendment to the Equity Plan will increase the total number of shares of common stock that may be issued pursuant to awards under the Equity Plan to 6 Million shares. If, on or before termination of the Equity Plan, an option for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of common stock subject to an award have been reacquired by the Company pursuant to the restrictions imposed on such shares, such option or shares, as the case may be, are no longer charged against the maximum number of shares of common stock that may be issued under the Equity Plan. The number and kind of shares issuable under the Equity Plan, the number and kind of shares subject to outstanding awards, the grant or exercise price with respect to any award, and the repurchase price, if any, with respect to any award, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such common stock).

On January 16, 2007, the closing market price of the common stock of the Company was $.60 per share.

Administration, Amendment and Termination

The Equity Plan is administered by the Compensation Committee or other committee of the Board duly appointed to administer the Equity Plan and having such powers as specified by the Board, which consists of at least two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code (“Administrator”). Subject to the provisions of the Equity Plan, the Administrator determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Administrator, subject to certain limitations required by Section 162(m) and the express language in the Equity Plan that prohibits repricing, may amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Administrator may establish rules and policies for administration of the Equity Plan and adopt one or more forms of agreement to evidence awards made under the Equity Plan. The Administrator interprets the Equity Plan and any agreement used under the Equity Plan, and all determinations of the Administrator will be final and binding on all persons having an interest in the Equity Plan or any award issued under the Equity Plan. The Equity Plan continues in effect until its termination by the Administrator or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and agreements evidencing awards granted have lapsed. The Administrator may terminate or amend the plan at any time, provided that without stockholder approval the plan cannot be amended to increase the share reserve, change classes of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by Administrator, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

Option Grants

Under the proposed amendment to the Equity Plan, non-employee directors and consultants may be granted options to purchase shares of common stock of the Company. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one non-employee director or consultant in any fiscal year options which cover in the aggregate more than 2,000,000 shares.  Each option granted under the Equity Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Equity Plan. The exercise price of each nonstatutory stock option may not be less than the fair market value of a share of our common stock on the date of grant. Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Administrator. The maximum term of any nonstatutory option granted under the Equity Plan is eight years. Subject to the term of the option, an option generally will remain exercisable for three months following the optionee's termination of service, except that if service terminates as a result of the optionee's death or disability, the option generally will remain exercisable for twelve months, or if service is terminated for cause, the option will terminate immediately or as otherwise provided by the Administrator. Nonstatutory stock options granted under the Equity Plan may be assigned or transferred to the extent permitted by the Administrator and set forth in the option agreement.

Stock Bonuses

Under the proposed amendment to the Equity Plan, non-employee directors and consultants may be granted stock bonuses upon such conditions as the Administrator determines. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by participant, except the consideration must be in the form of cash or past services rendered having a value not less than par value of the shares acquired. Stock Bonuses may be granted subject to such restrictions for such periods as determined by the Administrator and set forth in a written agreement between us and participant, and shares acquired pursuant to the award may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors. Unless otherwise provided, a participant forfeits any shares acquired under a Stock Bonus as to which restrictions have not lapsed prior to termination of service. Participants holding restricted stock have the right to vote shares and receive all dividends and other distributions, except that any dividends or other distributions in shares are subject to the same restrictions on transferability as the original award.

Change in Control

In the event of a “change in control” of the Company, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding options or substitute substantially equivalent options or rights for its stock. If outstanding options are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vest in full. Any stock options which are not assumed in connection with a Change in Control or exercised prior to a Change in Control will terminate effective as of the Change in Control. In addition, the Administrator may provide in any stock bonus agreement for acceleration of vesting of an award effective as of the Change in Control. A “change in control” for this purpose occurs if an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event is any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only.  In such event, no Change in Control or Ownership Change Event will be deemed to have occurred.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax treatment that will generally apply to option grants and stock bonuses made under the Equity Plan, based on U.S. federal income tax laws in effect on the date of this proxy statement. Non-employee directors and consultants who participate in the Equity Plan are advised to consult with their own tax advisors for particular federal, as well as state and local, income and any other tax advice. The grant of a nonstatutory stock option generally is not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount.  Unless a recipient makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within 30 days after receiving the stock bonus award, the recipient generally will not be taxed on the receipt of the stock until the restrictions on the stock expire or are removed. When the restrictions expire or are removed, the recipient recognizes ordinary income (and the Company is entitled to a deduction) in an amount equal to the fair market value of the stock at that time. If, however, the recipient makes a timely Section 83(b) election, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions). A non-employee director or consultant director who makes a Section 83(b) election will ordinarily not be entitled to recognize any loss thereafter attributable to the shares as a result of forfeiture.

Amended Director Plan Benefits

The following table sets forth the awards that will become effective to non-employee directors and a consultant (which is a nominee to become a non-employee director) under the Equity Plan if the Company’s stockholders approve the proposed amendments to the Director Plan.

NEW PLAN BENEFITS
Equity Incentive Plan

Name and Position	Common Stock Underlying Options Granted (#) (1)		Exercise or Base Price Per Share ($/Sh) (2)	Expiration Date	Grant Date Fair Value of Common Stock Underlying Options Granted ($)(3)

Richard J. Kurtz, Chairman of the Board	1,000,000	(4)(i)	.60	1/15/2014	599,290
Arthur J. Gregg, Director	225,000	(4)(ii)	.60	1/15/2012	134,292
Jay C. Nadel, Director	450,000	(4)(iii)	.60	1/15/2012	268,587
Augustus J. Larson, Director	135,000	(4)(iv)	.60	1/15/2012	80,577
Howard L. Brown (Nominee)	500,000	(4)(v)	.60	1/15/2012	297,365
Non-Employee Director Group	2,310,000		.60	1/15/2012	1,380,111

(1)	These options were granted on January 16, 2007 subject to ratification and approval of amendments to Equity Plan by stockholders and American Stock Exchange.
(2)	The price reflects the closing price of our common stock as traded on the American Stock Exchange on January 16, 2007.
(3)
The dollar value of the options shown represents the grant date fair value calculated using a lattice-based option valuation model, as prescribed under Financial Accounting Standard No.123R (“SFAS 123R”). The actual value, if any, a director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by a director will be at or near the value estimated by the lattice-based model. The following assumptions were used in the lattice-based model: For all directors, including nominee, market price of stock, $.60; exercise price of option, $.60; expected stock volatility, 269.54%; and dividend yield, -0-%; for Mr. Kurtz, risk-free interest rate, 4.636% (based on 7-year treasury bond rate); and expected life, 7years; for Mr. Gregg, Mr. Nadel, Mr. Larson, and Mr. Brown (advisor/consultant option portion only), risk-free interest rate, 4.193% (based on 5-year treasury bond rate); and expected life, 5years; and For Mr. Brown (director option portion only), risk-free interest rate, 4.343% (based on estimated 4.7-year treasury bond rate); and expected life, 4.7years.

(4)	The vesting conditions and exercise restrictions of these options are as follows:
(i)
For Mr. Kurtz, 200,000 Options are eligible to vest at the end of each year of his continuous service as a member of the Board and Chairman of the Board for the next 5 years and exercisable at the rate of 50% each year only after all of the nonstatutory 1,000,000 Options vest.

(ii)
For Mr. Gregg, 75,000 Options are eligible to vest at the end of each year of his continuous service as a member of the Board, Chairperson of the Compensation Committee, and a member of certain Standing Committees for the next 3 years and exercisable at the rate of 33⅓% each year after vested.

(iii)
For Mr. Nadel, 150,000 Options are eligible to vest at the end of each year of his continuous service as a member of the Board, Chairperson of the Audit Committee, and a member of certain Standing Committees for the next 3 years and exercisable at the rate of 33⅓% each year after vested.

(iv)
For Mr. Larson, 45,000 Options are eligible to vest at the end of each year of his continuous service as a member of the Board and certain Standing Committees for the next 3 years and exercisable at the rate of 33⅓% each year after vested.

(v)
For Mr. Brown, who is currently an advisor/consultant to the Board, 250,000 Options are eligible to vest at the end of each year of service subject to his meeting certain performance criteria and exercisable at the rate of 50% each year only after all 500,000 Options vest. However, should Mr. Brown be elected to the Board, his advisor/consultant role will automatically terminate and the aforementioned vesting and exercise criteria will change to: 86,300 Options will automatically vest but will only be exercisable after the end of two years, while 137,900 Options are eligible to vest each on January 15, 2008, 2009, and 2010, respectively, based on his continuous service as a member of the Board and Chairperson of the Executive Committee for the next 2.67 years and exercisable at the rate of 33⅓% each year after vested.

Although we believe the Equity Plan is in the best interests of our stockholders in order to attract and retain qualified key employees, directors and consultants since the Equity Plan authorizes the grant of options to purchase up to 6 Million shares of common stock, the future grant and exercise of the options would tend to dilute the percentage ownership of stockholders. Furthermore, the nature of the options is such that the options would be exercised at a time that we likely would be able to derive a higher price for our shares than the exercise price.

Required Vote For Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of our common stock is required for approval of Proposal 2, which: (1) increases the maximum aggregate number of shares of common stock available for issuance from 3.25 Million shares to 6 Million shares; and (2) includes directors and consultants as persons eligible for awards. Once given effect, a majority vote of the Company's common stock at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
RATIFYING AND APPROVING THE AMENDMENTS TO THE EQUITY INCENTIVE PLAN.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

The Board has determined that it is in the Company’s best interest and in the best interest of the Company’s stockholders to further amend the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the total number of authorized shares of Common Stock from 65 Million to 70 Million shares. The Board unanimously approved the proposed amendment to the Certificate of Incorporation, in substantially the form attached hereto in Appendix B (the “Amendment”), declared it to be advisable and hereby seeks the approval of the Amendment by the Company’s stockholders.  If the Amendment is approved by the Company’s stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the 2007 Annual Meeting.

Purpose of the Amendment

The purpose of the additional authorized shares of common stock is to benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange requirements) to issue additional shares of common stock from time to time to respond to business needs and opportunities as they arise. These needs, opportunities and purposes might include, for example raising capital through the sale of common stock, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by issuing additional shares under equity plans, and other transactions and corporate purposes that the Board deems are in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval before such issuances could proceed, except as provided under Delaware law or under the rules of the American Stock Exchange. As of the date of this Proxy Statement the Company has no current plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, the Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and its stockholders.

Possible Effects of the Amendment

Increasing the number of authorized shares of common stock will not have any immediate effect on the rights of current stockholders. If the Board determines that an issuance of shares of the Company's common stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earnings per share or the book value per share of the outstanding shares of common stock. To the extent that any additional authorized shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means, current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof. However, the increase in the number of authorized shares of common stock, when and if issued, will not in any way change the inherent rights of existing or future common stockholders. If and when issued, each share of additional authorized common stock will continue to entitle the holder to one vote per share on matters to be voted upon by the stockholders, not entitle the holder to any cumulative voting, cumulative dividends, preemptive, subscription or redemption rights, entitle the holder to receive dividends from available funds, if and when declared by our Board of Directors, and entitle the holder to share ratably in assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up of operations. The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company could also use the additional shares of common stock for potential strategic transactions including acquisitions, strategic partnerships, and joint ventures, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the common stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

Required Vote For Adoption

Under Delaware Law the affirmative vote of a majority of the outstanding shares of our common stock is required for the approval of Proposal 3, the proposed amendment to our Restated Certificate of Incorporation, which increases the authorized shares of common stock available for issuance. Once given effect, a majority vote of the Company's common stock at a properly called meeting at which a quorum is present will be required to repeal or modify the amendment.

THE BOARD RECOMMENDS THAT YOU VOTE FOR
APPROVING THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

CORPORATE GOVERNANCE

The Board has adopted written charters for its four standing committees and policies for director selection and stockholder communications with the Board. Stockholders can access our corporate governance materials at http://www.lapollaindustries.com.

Independence of Directors

Our Board of Directors is required to meet certain criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended, applicable rules and regulations of the SEC and applicable rules and regulations of the American Stock Exchange (“AMEX”). The AMEX Listed Company Guide and corresponding listing standards provide that, in order to be considered independent, our board must determine that a director does not have a relationship that would materially interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Additionally, directors serving on audit committees must also comply with more stringent requirements. The Board of Directors has reviewed the relationships between each of its members and the Company. Based on its review, the Board has affirmatively determined that Mr. Kurtz, Mr. Kramer, and Mr. Adams are not, and Lt. Gen. Gregg (Ret), Mr. Nadel, and Mr. Larson are, “independent” within the independence standards set forth in Section 121A of the AMEX Company Guide at this time. The director nominee Mr. Brown is currently acting under an advisory/consultancy role with the Board of Directors and receiving stock option related compensation (SeeProposal 2 for more detailed information) as part of that relationship. When and if Mr. Brown is elected as a member of the Board at the Annual Meeting, his advisor/consultant role will automatically terminate, a certain amount of his stock options as originally granted will vest in connection with his prior services, and new vesting and exercise criteria will be established for the remaining unvested portion of his options which will thereafter be related solely to his new role as a member of the Board of Directors and Chairperson of the Executive Committee. As a result of the foregoing, Mr. Brown will be considered an “independent” director notwithstanding his prior advisor/consultant role based on the value attributable to his prior stock option compensation being less than $60,000.

Meetings of the Board of Directors

The Board held 6 meetings, and its four standing Committees collectively held a total of 9 meetings, in 2006. Of the meetings held during the 2006 year, each director attended 100% of the meetings of the Board and Committees on which such director serves. We have standing Audit, Compensation, Corporate Governance (which handles our director nomination function), and Executive Committees. We require all members of the Board to attend our annual meetings. All of our Board members attended last year’s annual meeting.  It should be noted that directors discharge their responsibilities throughout the year not only at Board and Committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman of the Board and others regarding matters of interest and concern to us. The following 2006 Membership Roster table sets forth the four standing Committees of the Board, the members of each Committee during 2006 and the number of meetings held by the Board and the Committees:

Name	Board		Audit		Compensation		Governance		Executive
Mr. Kurtz	X	(1)	—		—		—		X	(1)
Lt. Gen. Gregg (Ret)	X		X		X	(1)	X		X
Mr. Cohen (2)	X		X	(1)	X		X		X
Mr. Adams	X		—		—		X	(1)	X
Number of meetings held in 2006	6		4		4		1		0

(1)	Denotes Chairperson.
(2)	Mr. Cohen passed away January 11, 2007 and Mr. Nadel was appointed as his successor as Chairperson of the Audit Committee.

Audit Committee

The Audit Committee’s role encompasses the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial controls, reviewing our critical accounting policies and the application of accounting principles, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential treatment and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review LaPolla’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm. See“Report of the Audit Committee” on page 22 of this proxy statement. Each member of our Audit Committee meets the independence criteria prescribed by applicable law and SEC rules for audit committee membership and is an “independent director” within the meaning of applicable AMEX listing standards. In addition, each Audit Committee member meets the AMEX’s financial knowledge requirements. Moreover, Mr. Nadel is our “audit committee financial expert” as such term is described in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates pursuant to a written charter, which complies with applicable provisions of Sarbanes-Oxley Act of 2002 and related rules of the SEC and AMEX. A copy of the Audit Committee charter is available on our website at http://lapollaindustries.com/pdf/charter_audit.pdf.

Compensation Committee

The Compensation Committee sets and administers the policies governing the annual compensation of executive officers and other officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the CEO and President. See“Report of the Compensation Committee” contained in this proxy statement. The Compensation Committee also reviews and approves equity-based compensation grants to our non-officer employees and assists the Board in management development and succession plans. The members of the Compensation Committee are all independent directors within the meaning of applicable AMEX listing standards. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at http://lapollaindustries.com/pdf/charter_compensation.pdf.

Corporate Governance Committee

The Corporate Governance Committee’s primary purpose is to evaluate candidates for membership on the Board and make recommendations to the Board regarding candidates, composition of the Board and its Committees, functioning of the Board as an entity, corporate governance principles, performance of the Board and each Committee, and enforce the Code of Business Ethics and Conduct. The AMEX Company Guide, Section 804, requires that Board of Director nominations must be either selected, or recommended for the Board's selection, by a Committee comprised solely of independent directors or by a majority of the independent directors.  In our case, the Corporate Governance Committee handles the director nomination function, in addition to other corporate governance matters as briefly described above, and only two of the three members meet the criteria for independence set forth in Section 121A of the AMEX Company Guide.  In order to satisfy the applicable provisions of the AMEX Company Guide, we have elected to rely on the “controlled company” exception, which makes Section 804 inapplicable to us. We based our determination on the fact that the Chairman of the Board owns more than 50% of our common stock.  The Corporate Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://lapollaindustries.com/pdf/charter_governance.pdf. In carrying out its function to nominate candidates for election to the Board, the Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The identification, evaluation and selection of potential director nominees, including nominees recommended by our stockholders, is made using the qualitative standards and procedure described below, without regard to whether a stockholder, non-management director, chief executive officer, other executive officer, third-party search firm or other interested party or entity, recommended the candidate.

Qualitative Standards

•	Directors should be of the highest ethical character and share the values of the Company;
•	Directors should have reputations that are consistent with the image and reputation of the Company;
•	Directors should be highly accomplished in their respective fields;
•	Directors should be independent of any particular constituency and able to represent all stockholders of the Company;
•	Directors should have the ability to exercise sound business judgment;
•	Directors should be selected such that the Board of Directors is a diverse body;
•	Directors should be leaders affiliated or formerly affiliated with major organizations; and
•	Directors should have relevant expertise and experience.

Procedure

•
The Chairman of the Board, any other member of the Board, CEO and President, any other executive officer, other interested party, a stockholder or a group of stockholders identifies the need to add a new member to the Board of Directors with specific criteria or to fill a vacancy on the Board;

•
The Governance Committee initiates a search, working with support staff and seeking input from members of the Board and senior management, and considering stockholder or other interested party, and if applicable, third-party search firm recommendations;

•
The Governance Committee accepts for consideration suggested qualified director candidates that submit a letter to the Corporate Governance Committee of the Board of Directors, c/o LaPolla Industries, Inc., Attn: Corporate Secretary, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032, which acknowledges their interest in being considered for a position on the Company’s Board of Directors (such letter may be marked confidential in the discretion of the director candidate(s)), which includes appropriate biographical information and a brief description of his or her qualifications;

•
If the Governance Committee receives, by a date not less than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, a recommended director candidate(s) (nominee) from a stockholder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of stockholders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made, the Company will identify the director candidate(s) and the stockholder(s) or group of stockholders that recommended the director candidate(s) and disclose whether the Governance Committee chose to nominate the director candidate(s); provided, however, that no such identification or disclosure will be made without the written consent of both the stockholder or group of stockholders and the director candidate(s);

•
The initial slate of candidates that satisfy specific criteria and otherwise qualify for membership on the Board are identified and presented to the Chairperson of the Governance Committee, or in the Chairperson’s absence, any member of the Governance Committee delegated to initially review director candidates;

•
The appropriate Governance Committee member makes an initial determination in his or her independent business judgment as to the qualification and fit of such director candidate(s) and whether there is a need for additional directors to join the Board at that time;

•
If the reviewing Governance Committee member determines that it is appropriate to proceed, the Chairman of the Board, CEO and President, and members of the Governance Committee interview prospective director candidate(s);

•	The Governance Committee provides informal progress updates to the Board;
•	The Corporate Governance Committee meets to consider and approve the final director candidate(s);
•	If approved by the Governance Committee, the Governance Committee seeks Board approval of the director candidate(s), which considers all recommendations of the Governance Committee;
•
If the Board approves the director candidate(s), depending on the particular circumstance, the director candidate(s) is either appointed to the Board or included as a nominee for election at the next annual meeting of stockholders; and

•	If the Board disapproves the director candidate(s), the director candidate(s) is notified of such determination.

Outside Sessions

Non-management directors meet periodically in outside sessions without management. “Non-management” directors are all of our board members who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Lt. Gen. Gregg (Ret), a non-management director, presides over the outside sessions.

Communicating with the Board of Directors

Any of our stockholders who desire to contact the current director presiding over the outside sessions or the other members of the Board of Directors may do so by writing to: LaPolla Industries, Inc.’s Board of Directors, c/o Corporate Secretary, Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032. Communications received will be distributed by our Corporate Secretary to the director presiding over outside sessions or such other member or members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received.

CODE OF BUSINESS ETHICS AND CONDUCT

We adopted a Code of Business Ethics and Conduct applicable to all officers, directors and employees as defined by applicable rules of the SEC and AMEX, which is publicly available at http://lapollaindustries.com/pdf/codeofethics.pdf. If we make amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers from a provision of the code, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following tables present information concerning the beneficial ownership of our shares of common stock as of the record date, April 18, 2007, by each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock, each of our directors, including one nominee, each of our current (and a former) executive officers and all of our directors, nominee, and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to the tables, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to vesting or options that are currently exercisable or exercisable within 60 days of April 18, 2007 and unvested shares of restricted stock, are considered outstanding and beneficially owned by the person granted the shares or holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Shares of Common Stock Owned	Rights to Acquire Shares of Common Stock (1)	Unvested Shares of Restricted Stock (2)	Total Shares of Common Stock Beneficially Owned	Percent of Class (3)
Directors:
Richard J. Kurtz, Chairman of the Board	33,489,548	—	45,447	33,534,995	58.106%
Nine Duck Pond Road
Alpine, New Jersey 07620

Lt. Gen. Arthur J. Gregg, US Army (Ret)	50,500	—	12,000	62,500	.108%
Jay C. Nadel	—	—	—	—	—
Augustus J. Larson	—	—	—	—	—
Douglas J. Kramer (4)	—	60,000	—	60,000	.104%
Michael T. Adams (4)	1,191,376	10,000	—	1,201,376	2.082%

Nominee:
Howard L. Brown	—	—	—	—	—

Executive Officers:
John A. Campbell, CFO and Treasurer	550	—	—	550	.001%
C. David Stearnes (5)	—	—	—	—	—

All directors, nominee, and executive officers listed above as a group	34,731,974	70,000	57,447	34,859,421	60.401%

 (1) Represents common stock which the person has the right to acquire within 60 days after April 18, 2007. For current executive officers - Mr. Kramer and Mr. Adams each have 480,000 and 80,000 vested stock options, of which 60,000 and 10,000 are exercisable, respectively; and for our nominee – Mr. Brown, if elected, will have 86,300 vested stock options, none of which are exercisable, within 60 days of April 18, 2007. See also Compensation of Directors and Executive Officers, Equity Incentive Plan and Potential Payments Upon Termination or Change-in-Control for more information.
(2) Represents unvested shares of restricted common stock issued but held by the Company until earned and vested at the next annual meeting of stockholders scheduled for May 22, 2007. See also Compensation of Directors and Executive Officers, Former Director Compensation Plan for more information.
(3) Based on 53,713,698 shares of our common stock outstanding at April 18, 2007 (Includes those shares in the “Rights to Acquire Shares of Common Stock” and “Unvested Shares of Restricted Stock” columns).
(4) Mr. Kramer is also our CEO and President and Mr. Adams is also our CGO, EVP and Corporate Secretary.
(5) Mr. Stearnes resigned as CFO and Corporate Treasurer on February 1, 2006.

Stockholders Holding 5% or More

Except as set forth in the above and below tables, our management knows of no person who is the beneficial owner of more than 5% of our issued and outstanding common stock.

Name and Address of Beneficial Owners (1)	Shares of Common Stock Owned	Rights to Acquire Shares of Common Stock (2)	Total Shares of Common Stock Beneficially Owned	Percent of Class (3)

ComVest Capital LLC	—	4,000,000	4,000,000	6.931%
ComVest Capital Management LLC
ComVest Group Holdings, LLC
Michael S. Falk
One North Clematis
Suite 300
West Palm Beach, Florida 33401

 (1) Based on the information provided pursuant to a joint statement on a Schedule 13G filed with SEC on February 26, 2007, the name of the Reporting Person is ComVest Capital LLC, a Delaware limited liability company ("ComVest"). ComVest is a private investment company. The managing member of ComVest is ComVest Capital Management LLC, a Delaware limited liability company ("Management"), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company ("CGH"). Michael Falk ("Falk") is the Chairman and principal member of CGH. Falk is a citizen of the United States of America. The group of beneficial owners share the same principal business address provided in this table.
(2) LaPolla entered into a Revolving Credit and Term Loan Agreement with ComVest Capital, LLC, on February 21, 2007 (the “Credit Facility”). Under the terms of the Credit Facility, ComVest has agreed to loan up to $3,500,000 under a revolving credit note and $2,000,000 to the Company under a convertible term note. In connection with the establishment of the Credit Facility, the Company: (a) entered into a Convertible Term Note of even date (the “Convertible Note”) and contemporaneously with closing received $2,000,000. The Convertible Note bears interest at the rate of 10% per annum, principle payments of $66,666.67 commence on September 30, 2007 and end on February 28, 2010, and is convertible optionally by ComVest at any time or mandatorily by LaPolla subject to satisfaction of certain conditions into common stock at the rate of $.80 per share (or 2,500,000 shares if converted prior to commencement of principal payments); and (b) issued three tranches of warrants to ComVest to purchase an aggregate of 1,500,000 shares of LaPolla common stock at a price per share calculated based on the closing stock price over the last 20 days prior to the date of closing. The exercise prices for the 3 tranches of warrants are as follows (a) tranche 1 (110% of average closing price) = $0.68; (b) tranche 2 (125% of average closing price) = $0.77; and (c) tranche 3 (150% of average closing price) = $0.93.
(3) Based on 53,713,698 shares of our common stock outstanding at April 18, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our common stock that may be issued upon vesting and the exercise of options and warrants under all of our equity compensation plans, as of December 31, 2006:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))(c)
Equity Compensation Plans
Approved by Security Holders (1)	2,706,180	$.67	613,267
Equity Compensation Plans Not
Approved by Security Holders (2)	50,000	$.70	—
Total	2,756,180	$.67	613,267

 (1)  Includes shares of our common stock issuable under our (a) Equity Incentive Plan and (b) Director Compensation Plan.  For a description of these plans, refer to Note 20 – Share-Based Payment Arrangements, Equity Incentive Plan and Director Compensation Plan, of our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. See also Proposal 2.
(2)  Includes restricted options (“Non Plan”) that were granted by the Company from time to time for special circumstances in the past. As of March 19, 2007, these Non Plan options expired according to their terms and the Company has no intention of granting any non security holder approved Non Plan options in the future.  Refer also to Note 20 – Share-Based Payment Arrangements, Predecessor Stock Option Plans, of our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors, and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them. Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2006, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers, which consist of our Chief Executive Officer and President (Mr. Kramer), Chief Governance Officer and Executive Vice President (Mr. Adams), and Chief Financial Officer (Mr. Campbell). The Compensation Committee administers the compensation policies and programs for our named executive officers, as well as the equity-based incentive compensation plans in which those persons participate.

Compensation Objectives

The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent, and delivers rewards for superior performance as well as consequences for underperformance. The objectives of the Compensation Committee’s compensation practices are to (a) provide a total compensation program that is competitive in the industries in which we compete for executive talent; (b) place a significant portion of executive compensation at risk by linking such compensation to the achievement of corporate financial performance objectives and individual objectives; (c) provide long-term incentive compensation that focuses executives’ efforts on building stockholder value by aligning their interests with our stockholders; and (d) provide incentives that promote executive retention.  In designing and administering our executive compensation programs, we attempt to strike an appropriate balance among these elements, as discussed below.

The major compensation elements for our named executive officers are base salary, annual bonuses, awards, insurance benefits and perquisites. Each of these elements is an integral part of and supports our overall compensation objectives. Base salaries (other than increases), insurance benefits and perquisites form stable parts of our named executive officers’ compensation packages that are not necessarily dependent on our performance during a particular year. We set these compensation elements at competitive levels so that we are able to attract, motivate and retain highly qualified executive officers. Consistent with our performance-based philosophy, we reserve the largest potential compensation for performance- and incentive-based awards. These awards include annual and long-term awards that are based on our financial performance and provide compensation in the form of stock bonuses and stock options to provide incentives that are tied to both our short-term and long-term performance. Our performance-based annual bonuses reward short-term and long-term performance, while our stock options reward long-term performance and align the interests of management with our stockholders. We additionally provide for retention of certain named executive officers through transaction bonuses in case of a change in control.

Compensation Committee Determination of Compensation Awards

The Compensation Committee has primary authority for determining the compensation awards to be made to our executive officers. The Compensation Committee annually determines the total compensation levels for our executive officers by considering several factors, including each executive officer’s role and responsibilities, how the executive officer is performing against those responsibilities, and our performance.

Components of Compensation
Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability. In order to attract and retain highly qualified executives, we provide base salaries based on individual negotiations and general competitive hiring practices. Salaries are usually set by agreement with the named executive officers but also periodically reviewed in the case of executive promotions or other significant changes in responsibilities. The named executive officers received an average salary increase of 8% from fiscal year 2005 to fiscal year 2006. No formulaic base salary increases are provided to the named executive officers. Mr. Adams’ and Mr. Campbell’s base salaries increased 23% and 48%, respectively, based on an increase in each of their respective responsibilities. Mr. Adams received an increase in his base salary in connection with his appointment to the newly created executive officer position of Chief Governance Officer, which is in addition to his Executive Vice President and Corporate Secretary positions, and Mr. Campbell received a gradual increase in his base salary based on his promotion from Controller to Chief Financial Officer and Corporate Treasurer (Mr. Campbell replaced our prior Chief Financial Officer in February 2006).

Annual Bonus

The primary purpose of our annual bonus, payable in cash or stock bonuses, is to motivate our named executive officers to meet or exceed our company-wide short-term performance objectives. The named executive officers are each eligible for annual bonus consideration designed to reward the named executive officers for their contributions to individual and corporate objectives. Annual bonuses are generally paid in February of the year following the performance period. For 2006, the Compensation Committee set profitability as the initial threshold with the expectation of setting additional criteria based upon individual performance or circumstances. The Company did not achieve profitability as expected in 2006. Other than the automatic $5,000 year end bonus paid to Mr. Campbell as agreed in connection with his promotion to Chief Financial Officer, no annual bonuses were paid for 2006.

Long-term Incentive Awards — Stock Options

Our named executive officers are eligible to participate in our Equity Incentive Plan. In addition to our named executive officers, our employees are eligible to receive stock option grants under our Equity Incentive Plan throughout the fiscal year in connection with certain events, such as a new hire, retention of an employee, integration of acquisitions or the achievement of certain individual performance objectives. Such grants provide an incentive for our executives and other employees to increase our market value, as represented by our market price, as well as serving as a method for motivating and retaining our executives. The Compensation Committee believes that an award of stock options more closely aligns the interests of the recipient with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the term of the option. The exercise price of our option grants under the Equity Incentive Plan is equal to 100% of the closing price of our stock on the American Stock Exchange on the grant date.

Stock options granted to Mr. Kramer and Mr. Adams under our Equity Incentive Plan during 2005 have a term of 6 years, with vesting occurring subject each of them causing the Company to meet certain sales growth and gross margin thresholds and, once vested, are exercisable over a declining four year period based on a 25% and 75% formula in order to provide an incentive for continued employment. Vesting and exercisability of their options are accelerated in the event of termination due to death, permanent disability, or a change in control.

For 2006, the Compensation Committee determined that our named executive officers, namely Mr. Kramer and Mr. Adams, did not meet the dual criteria set for vesting of certain stock options. We granted Mr. Kramer and Mr. Adams each 2,000,000 and 400,000 stock options, respectively, under the Equity Incentive Plan in 2005, which options vest in certain increments based on meeting certain performance objectives (e.g. sales goals and gross margin). Mr. Kramer and Mr. Adams met the $18 Million, $24 Million and $30 Million sales goal thresholds but did not meet the 25% gross margin threshold for the 2006 year; and therefore, no stock options vested for either of them for 2006. During 2006, one new employee received an option grant primarily to attract, motivate and ensure the achievement of certain manufacturing plant milestones.

Perquisites and Other Benefits

We also provide other benefits to our named executive officers that are not tied to any formal individual or company performance criteria and are intended to be part of a competitive overall compensation program. For 2006, these benefits included payment of term life insurance premium and leased automobile for Mr. Kramer and automobile allowance for Mr. Adams. We offer medical plans, dental plans, vision plans and disability insurance plans, for which executives are charged the same rates as all other employees, if participating.

Transaction Bonus

We have provided a transaction bonus for Mr. Kramer and Mr. Adams in their employment agreements which only activates upon consummation of a change in control. SeeSeverance and Change in Control Arrangements below for more information.

Severance and Change of Control Arrangements

We ordinarily enter into employment agreements with our named executive officers and occasionally key employees which provide for specific terms of employment. Accordingly, the employment of any employee without an employment agreement may be terminated at any time. We provide certain benefits to our named executive officers upon certain qualifying terminations and in connection with terminations under certain circumstances following a change of control, which benefits are designed to retain our named executive officers and provide continuity of management in the event of an actual or threatened change of control and to ensure that our named executive officers’ compensation and benefits expectations would be satisfied in such event. A description of the material terms of our change of control agreements can be found beginning on page 19 of this proxy statement under “Potential Payments Upon Termination or Change-in-Control.”

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our four other most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and our board of directors committee that establishes such goals consists only of “outside directors.” Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. Our stock option grants under our Equity Incentive Plan are intended to meet the criteria of Section 162(m) of the Internal Revenue Code. All members of the Compensation Committee qualify as outside directors. The Compensation Committee considers the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code if he or she receives compensatory payments or benefits that are contingent on a change in the ownership or control of a corporation, and the aggregate amount of such contingent compensatory payments and benefits equal or exceeds three times the executive’s base amount. If the executive’s aggregate contingent compensatory payments and benefits equal or exceed three times the executive’s base amount, the portion of the payments and benefits in excess of one times the base amount are treated as excess parachute payments. Treasury Regulations define the events that constitute a change in ownership or control of a corporation for purposes of Sections 280G and 4999 of the Internal Revenue Code and the executives subject to Sections 280G and 4999 of the Internal Revenue Code. An executive’s base amount generally is determined by averaging the executive’s Form W-2 taxable compensation from the corporation for the five calendar years preceding the calendar year in which the change in ownership or control occurs. An executive’s excess parachute payments are subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, in addition to any applicable federal income and employment taxes. Also, the corporation’s compensation deduction in respect of the executive’s excess parachute payments is disallowed under Section 280G of the Internal Revenue Code. If we were to be subject to a change of control, certain amounts received by our executives (for example, amounts attributable to the accelerated vesting of stock options) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code.

Tabular Compensation Disclosure

The following tables summarize our non-employee directors and named executive officers compensation as follows:

1.
Director Compensation Table.  The Director Compensation Table summarizes the compensation paid to our non-employee directors for 2006, including cash compensation, and the cost to us of stock awards granted to our non-employee directors.

2.
Summary Compensation Table.  The Summary Compensation Table summarizes the compensation earned by, or awarded or paid to, our named executive officers for 2006, including salary, the cost to us of option awards previously granted to our named executive officers, and all other compensation paid to our named executive officers, including perquisites.

3.
Outstanding Equity Awards at Fiscal Year-End Table.  The Outstanding Equity Awards at Fiscal Year-End Table summarizes the unvested stock awards and all stock options held by our named executive officers as of December 31, 2006.

4.
Potential Payments Upon Termination or Change-in-Control.  The Potential Payments Upon Termination or Change-in-Control discussion and table summarize payments and benefits that would be made to our named executive officers and non-employee directors in the event of certain employment terminations and/or a change of control.

There were no awards granted to, options exercised by or stock vested for any of our named executive officers during the fiscal year 2006 and the related tables have therefore been omitted from this proxy statement.

Non-Employee Director Compensation

The following table summarizes cash compensation paid, costs incurred during 2006 for stock awards granted in 2006 and prior years, as well as any other compensation earned or paid during 2006, to our non-employee directors for the year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)(1)	(c) (2)	(d)	(e)	(f)	(g)		(h)
Richard J. Kurtz	—	233,301	—	—	—	328,262	(3)	561,563
Arthur J. Gregg	10,000	12,563	—	—	—	—		22,563
Gilbert M. Cohen (4)	7,750	12,563	—	—	—	—		20,313

(1)
Cash retention fees were paid to Mr. Gregg and Mr. Cohen during 2006.  For further details on cash retention fees, see also Standard Compensation Arrangements and Former Director Compensation Plan below.

(2)
The amounts show grant date fair value compensation cost recognized by us in fiscal year 2006 related to grants of restricted stock in fiscal year 2006 and prior fiscal years, as prescribed under SFAS 123R. For a discussion of valuation assumptions, see Note 20 – Share-Based Payment Arrangements, Former Director Compensation Plan, of our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. For Mr. Kurtz, (a) $183,960 attributable to the fourth and last equal increment of 292,000 shares of restricted common stock issued to him pursuant to a one time grant of 1,168,000 shares approved by stockholders on May 28, 2002, which vested on May 29, 2006; (b) $33,120 attributable to the 48,000 shares of restricted common stock automatically granted and issued to him upon election at the annual meeting of stockholders held on June 29, 2005, which shares vested on the date of the annual meeting of stockholders held on July 12, 2006; and (c) $16,221 attributable to the unvested 45,447 shares of restricted common stock automatically granted and issued to him (but held in the custody of the Company until they are earned and vested) upon election at the annual meeting of stockholders held on July 12, 2006, which shares are scheduled to vest on the date of the annual meeting of stockholders to be held on May 22, 2007; and For Mr. Gregg and Mr. Cohen, (a) each $8,280 attributable to the 12,000 shares of restricted common stock automatically granted and issued to each of them upon election at the annual meeting of stockholders held on June 29, 2005, which vested on the date of the annual meeting of stockholders held on July 12, 2006; and (b) each $4,283 attributable to each of the 12,000 shares of restricted common stock automatically granted and issued to each of them (but held in the custody of the Company until they are earned and vested) upon election at the annual meeting of stockholders held on July 12, 2006, which shares are scheduled to vest on the date of the annual meeting of stockholders to be held on May 22, 2007. See also Footnote 4 below.

(3)
The amount shown consists of: (a) $153,000 in accrued interest relating to short term loans advanced to the Company which loans and related interest were converted into Series D Preferred Stock; and (b) $175,262 in accrued dividends relating to Series D Preferred Stock.

(4)	Mr. Cohen passed away January 11, 2007 and the 12,000 shares of restricted common stock vested pursuant to the former Director Plan at that time.

Standard Compensation Arrangements

All directors are required to attend the Annual Meeting of Stockholders. Each director who is not an employee is reimbursed for actual expenses incurred in attending Annual Stockholder, Board and Committee meetings.  Cash retention fees were paid to Mr. Gregg and Mr. Cohen from July 13, 2006 through January 16, 2007 on a quarterly basis for serving continuously on the Board.  At December 31, 2006, we paid $17,750 in retention fees for the 2006 year, of which $10,000 was for Lt. Gen. Gregg, US Army (Ret.) and $7,750 was for Mr. Cohen.   See alsoFormer Director Compensation Plan below.

Former Director Compensation Plan

The Company’s former Director Compensation Plan, which was established and approved by stockholders on May 28, 2002, permitted the grant of up to 1,600,000 shares of restricted common stock to non-employee directors only for Board service fees and cash as retention fees (“Director Plan”). Each non-employee director who was then serving as a member of the Board was automatically granted an award consisting of a number of shares of restricted common stock of the Company equal to: 48,000 for the Chairman of the Board; and 12,000 for other non-employee directors, upon initial election to the Board for a one year term (or a lesser amount prorated monthly if the initial election was for a shorter period).  In addition to the automatic grant of shares to non-employee directors described above, a one-time grant on May 28, 2002 of 1,168,000 post split shares of restricted stock was approved for the Chairman of the Board, which recognized his personal cost for substantially funding the Company and acting as Chairman of the Board without adequate compensation over a three-year period prior to the date of the grant. This one-time grant vested at the end of each year at the rate of 25% per year after the date of grant. The Company does not consider the shares of restricted common stock granted and issued under the Director Plan as outstanding at the time of grant due to vesting restrictions. The shares of restricted common stock when granted are issued by the Company with a second restriction and held in the custody of the Company until such time that they are earned and vested. The compensation cost that has been charged against income for the Director Plan was $258,427 for December 31, 2006. Prior to adoption of SFAS 123R in 2005 compensation expense was recognized under the Director Plan only on the date when the shares were earned and vested. Cash retention fees were payable on a quarterly basis of $4,000, $7,000 and $10,000 per year for serving continuously on the Board for one, two and three or more years, respectively up to the termination of the Director Plan on July 13, 2006.

The Director Plan was automatically terminated the day after the fourth anniversary of the annual meeting of stockholders in which it was approved, or July 13, 2006. Prior to its termination, at the fourth annual meeting of stockholders held on July 12, 2006, there were a total of 69,447 shares of restricted common stock automatically granted to non-employee directors upon election to the board, of which 45,447 were issued to Mr. Kurtz as Chairman, and 12,000 each to Mr. Gregg and Mr. Cohen. There were not enough shares available in the Director Plan to issue the Chairman his full 48,000 shares at the last stockholders meeting due to the Director Plan’s maximum share limitation being met, so the Chairman agreed to the lesser amount to help the Company. The Director Plan was thereafter terminated as intended on July 13, 2006. The non-discretionary automatic grants of restricted common stock made prior to the termination of the Director Plan were not affected by the termination of the Director Plan and such grants are scheduled to be fully earned and vested at the 2007 Annual Meeting. A summary of awards activity under the Director Plan and changes during the year then ended are presented below:

	2006
Awards	Shares	Aggregate Intrinsic Value
Outstanding-Beginning of Year	364,000	$74,460
Granted	69,447	44,002
Vested	(364,000)	233,640
Canceled, Expired or Forfeited	—	—
Outstanding-End of Year	69,447	$44,002

As of December 31, 2006, total compensation cost related to restricted shares of common stock not yet recognized was $19,214, which is expected to be recognized over the five month period after December 31, 2006 (4.3 months on a weighted-average basis).

Director Compensation under Equity Incentive Plan

On January 16, 2007, the Board of Directors amended the Equity Incentive Plan (“Equity Plan”) to, among other things, include Directors as eligible participants and increase the maximum number of shares issuable thereunder, and granted certain stock option compensation with vesting and exercisability restrictions, subject to approval of stockholders and the American Stock Exchange. SeeProposal 2 for more information.

Executive Compensation

The following table shows the compensation earned by, or awarded or paid to, each of our named executive officers for services rendered in all capacities to us for the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)
(a)	(b)	(c)	(d)		(e)
Douglas J. Kramer	2006	350,000	—		—
CEO and President	2005	282,454	50,000		—
	2004	—	—		—
John A. Campbell	2006	93,750	5,000	(1)	—
CFO and Treasurer	2005	18,750	—		—
(Appointed February 1, 2006)	2004	—	—		—

Michael T. Adams	2006	121,792	—		—
CGO, EVP and Secretary	2005	102,216	—		10,960
	2004	90,000	—		—
C. David Stearnes	2006	8,750	—		—
Former CFO and Treasurer	2005	39,375	5,000		—
(Resigned February 1, 2006)	2004	—	—		—

(1)	Represents a $5,000 year end bonus per agreement.

Name and Principal Position	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
(a)	(f)		(g)	(h)	(i)	(j)
Douglas J. Kramer	93,738	(2)	—	—	17,134	460,872
CEO and President	54,608		—	—	16,227	403,289
	—		—	—	—	—

John A. Campbell	—		—	—	13,869	112,619
CFO and Treasurer	—		—	—	—	18,750
(Appointed February 1, 2006)	—		—	—	—	—

Michael T. Adams	15,623	(2)	—	—	13,208	150,623
CGO, EVP and Secretary	9,101		—	—	26,133	148,410
	—		—	—	17,471	107,471

C. David Stearnes	—		—	—	4,702	49,077
Former CFO and Treasurer	—		—	—	—	—
(Resigned February 1, 2006)	—		—	—	—	—

(2)
The amounts shown are the amounts of compensation cost recognized by us in fiscal year 2006 related to the grants of stock options in fiscal year 2005, as prescribed under SFAS 123R. For a discussion of valuation assumptions, see Note 20 – Share-Based Payment Arrangements, Equity Incentive Plan, of our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

(3)
For 2006, the amounts disclosed in this column consist of perquisites valued at an aggregate of $48,913, of which $2,893 was attributed to personal use of a Company provided leased vehicle to Mr. Kramer; $9,000 was for a car allowance for Mr. Adams; $13,301, $13,869, $4,208, and $4,151 was for health and dental insurance for Mr. Kramer, Mr. Campbell, Mr. Adams, and Mr. Stearnes, respectively; and $940 was for life insurance coverage for Mr. Kramer.

Named Executive Officer	Grant Date	Exercise Price ($)	Number of Shares of Stock Underlying Options Granted (#)	2006 Fiscal Year Compensation Costs ($)
Douglas J. Kramer	7/12/2005	.67	2,000,000	93,738
Michael T. Adams	7/12/2005	.67	400,000	15,623

Outstanding Equity Awards

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) (1) (2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)
Douglas J. Kramer	60,000	420,000	1,520,000	.67	7/11/2011
Michael T. Adams	10,000	70,000	320,000	.67	7/11/2011

(1)	Mr. Kramer and Mr. Adams each have 480,000 and 80,000 vested stock options, of which 60,000 and 10,000 are exercisable, respectively. See Footnote 2 below.
(2)	On July 12, 2005, we granted Mr. Kramer 2,000,000 options and Mr. Adams 400,000 options, which are subject to certain vesting criteria and exercisability restrictions as follows:
(a)
Vesting of these options is subject to the following sales goals (in millions - ‘M’) and gross profit margin (‘GPM’) performance criteria: For Mr. Kramer, 480,000, 340,000, 340,000, 340,000 and 500,000 options, respectively, and Mr. Adams, 80,000 options, will vest for sales goals thresholds of $12 M, $18 M, $24 M, $30 M and $40 M, respectively, met by the Company for a fiscal year, on a non-repetitive basis (e.g., once a sales goal threshold has been met during any fiscal year, that same sales goal threshold is not eligible to be used again to vest additional options for any other fiscal year), with a 25% gross profit margin.

(b)
Exercisability of vested options is based on a 25% and 75% formula over declining annual periods beginning on January 28, 2005 for Mr. Kramer and February 1, 2005 for Mr. Adams, and ending on January 31, 2009.

(c)
The determination of whether or not a particular sales goal threshold and gross profit margin, including any adjustments thereto, if any, is met for a given year is made by the Compensation Committee based on the independent annual audited financial statements of the Company, as approved by the Audit Committee, and ratification and approval of such determination by the Board of Directors. The gross profit margin requirement may be decreased or waived entirely for an acquisition or merger or otherwise adjusted as determined by the Compensation Committee.

We did not have any outstanding stock awards held by our named executive officers at December 31, 2006.

Potential Payments Upon Termination or Change-in-Control

We have entered into long term employment agreements with certain named executive officers that provide certain benefits in the event of termination due to dismissal for other than cause, disability and death, or change in control.

Termination

Under these agreements, the entitlements are assuming: (a) dismissal for other than cause, (i) an amount equal to 4 or 6 months annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which each can show that he reasonably would have received had he remained in such executive capacity with us through the end of the calendar year or 4 or 6 months after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercised and/or paid, (iii) for 4 or 6 months following the date of termination, we will continue to provide medical and dental benefits to the executive only on the same basis as such benefits are provided during such period to our other senior executive officers; provided, however, that if our welfare plans do not permit such coverage, we will provide each of them the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, we will timely pay or provide to them any other amounts or benefits which they are entitled to receive through the date of termination under any plan, including accrued vacation to the extent unpaid; or (b) disability or death, (i) an amount equal to 4 or 6 months annual base salary.

“Cause” is defined as any of the following reasons: (i) executive’s commission of any act of fraud, embezzlement or dishonesty, (ii) executive’s unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional misconduct or violation of the Company’s Code of Business Ethics and Conduct by executive which has a materially adverse effect upon the Company’s business or reputation, (iv) executive’s continued failure to perform the major duties, functions and responsibilities of executive’s position after written notice from the Company identifying the deficiencies in executive’s performance and a reasonable cure period of not less than thirty (30) days or (v) a material breach of executive’s fiduciary duties as an officer of the Company.

Change in Control

If we or any successor terminates these agreements at any time during the respective employment periods following a Change in Control: each of the named executive officers (i) will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of each of their agreements in one lump sum; and (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by them or other benefits under any Company plan or program, which have not vested in accordance with their terms, will become fully vested and exercisable at the time of such termination. We have also provided a transaction bonus equal to 3½ % or 1½ % in the agreements which activate upon consummation of a change in control.

A “Change in Control” is defined as an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred.  An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event is any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only.  In such event, no Change in Control or Ownership Change Event will be deemed to have occurred.

Acceleration of Benefits Under Certain Other Plans

Our Equity Incentive Plan also contains provisions for the accelerated vesting of benefits to participating named executive officers in the event of a change in control (using the same definition of “Change in Control” described above). Under our Equity Incentive Plan, in the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, the Compensation Committee shall provide that any unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option shall be conditioned upon the consummation of the Change in Control. Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

In accordance with the requirements of the SEC, the following table presents our reasonable estimate of the benefits payable to our named executive officers (1) under our employment agreements assuming that dismissal for other than cause, disability or death, or change in control occurred on December 29, 2006, the last business day of fiscal year 2006; and (2) under our Equity Incentive Plan assuming that a change of control occurred on December 29, 2006, the last business day of fiscal year 2006. Excluded from this table are any values relating to the transaction bonuses under the employment agreements (as described above) as such values are incalculable based on the highly speculative nature of this particular benefit. Although we believe we have made reasonable estimates regarding the amounts payable, there can be no assurance that in the event of a dismissal for other than cause, disability or death, or change in control, our named executive officers will receive the amounts reflected below.

Name	Trigger	Salary ($)		Value of Option Acceleration ($)		Continuation of Employee Benefits ($)		Total Value($)
Douglas J. Kramer	Dismissal Other Than for Cause	116,667	(1)	—	(4)	8,134	(6)	124,801
CEO and President	Disability or Death	116,667	(2)	—		6,731	(7)	123,398
	Change in Control	729,167	(3)	—	(5)	6,731	(7)	735,898

Michael T. Adams	Dismissal Other Than for Cause	66,875	(1)	—	(4)	7,248	(6)	74,123
CGO, EVP and Secretary	Disability or Death	66,875	(2)	—		5,144	(7)	72,019
	Change in Control	278,646	(3)	—	(5)	5,144	(7)	283,790

(1)	Represents 4 months for Mr. Kramer and 6 months for Mr. Adams of each of their respective annual base salaries payable in equal monthly installments by the Company.
(2)	Represents 4 months for Mr. Kramer and 6 months for Mr. Adams of each of their respective annual base salaries payable in one lump sum by the Company.
(3)	Represents the annual base salaries which would otherwise be payable over the remaining terms of each of the respective employment agreements payable in one lump sum by the Company.
(4)
Represents 4 months for Mr. Kramer and 6 months for Mr. Adams of the aggregate value of the acceleration of vesting of each of their respective unvested stock options based on the spread between the closing price of our common stock on December 29, 2006, or $ .57 and the exercise price of the stock options, or $ .67. Since the closing price of our common stock was less than the exercise price of the stock options, no value existed at December 29, 2006.

(5)
Represents the aggregate value of the acceleration of vesting of each of their respective remaining unvested stock options based on the spread between the closing price of our common stock on December 29, 2006, or $ .57 and the exercise price of the stock options, or $ .67. Since the closing price of our common stock was less than the exercise price of the stock options, no value existed at December 29, 2006.

(6)
Represents the aggregate value of (a) 4 months, or $1,403, for Mr. Kramer and 6 months, or $2,104, for Mr. Adams, for health and dental insurance, payable monthly; and (b) one week for Mr. Kramer, or $6,731 and two weeks for Mr. Adams, or $5,144, for unused accrued vacation.

(7)	Represents the aggregate value of one week for Mr. Kramer, or $6,731 and two weeks for Mr. Adams, or $5,144, for unused accrued vacation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2006 Annual Report on Form 10-K and in this Proxy Statement for the 2007 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE,

Lt. Gen. Arthur J. Gregg, US Army (Ret), Chairpeerson
Mr. Jay C. Nadel
Mr. Augustus J. Larson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of us or any of our former subsidiaries.  None of our current executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or on the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors reviews and discusses with management and our independent registered public accounting firm any material related party transactions involving terms that differ from those that would typically be negotiated with independent parties. In connection with this requirement, related party transactions (transactions involving our directors and executive officers or their immediate family members) are disclosed to our board of directors. Other than provided in this proxy statement, we are not aware of any transactions between us and any stockholder owning five percent or greater of our outstanding common stock. In addition, transactions involving our directors are disclosed and reviewed by our Corporate Governance Committee in its assessment of our directors’ independence. To the extent such transactions are ongoing business relationships, the transactions are disclosed. The Board of Directors intends to approve only those related party transactions that are in the best interests of our stockholders.

(a)    On February 8, 2006, the Company executed a Promissory Note in favor of the Chairman of the Board for $3,000,000, bearing interest at six percent (6%) per annum, with principal to be paid on December 31, 2007 (“Note Payable - Related Party”). Prior to establishment of the Note Payable – Related Party Note, the Company owed the Chairman $3,000,000 which was advanced during 2005 for working capital and previously classified as Loans Payable – Related Party.  The Related Party Note memorialized the cancellation of the demand nature of the $3,000,000 indebtedness owed by the Company to the Chairman and established a repayment date and condition of prepayment in the event the Company achieves a financing. On September 29, 2006, the Chairman canceled this Note Payable – Related Party, along with accrued interest, in exchange for the issuance of Series D Preferred Stock.

(b)    On March 20, 2006, the Company received a written commitment from the Chairman of the Board to provide $1,500,000 for working capital to facilitate growth and expansion of the Company.  The funding took the form of a demand loan bearing six percent (6%) interest per annum.  Notwithstanding the face amount of the written commitment, the Chairman loaned the Company funds aggregating $1,750,000, net under this commitment at December 31, 2006, which amount, along with accrued interest, was then canceled in exchange for the issuance of Series D Preferred Stock.

(c)    On September 22, 2006, the Chairman and the Company converted its $3,000,000 unsecured line of credit with Wachovia Bank, N.A. into an unsecured three year note payable bearing interest at LIBOR plus 2.25%. The Chairman assumed sole responsibility for this Note Payable – Other on September 27, 2006.

(d)    On September 27, 2006, the Chairman assumed sole responsibility for the three year unsecured Note Payable – Other established with Wachovia Bank, N.A. on September 22, 2006 bearing interest at LIBOR plus 2.25%. On September 29, 2006, the Chairman canceled this Note Payable – Related Party, along with accrued interest, in exchange for the issuance of Series D Preferred Stock.

(e)    During 2006, an aggregate of 7,976 shares of Series D Preferred Stock, $1.00 par value, with a stated value of $1,000 per share, accruing dividends at 10% per annum in arrears on a quarterly basis, were issued to the Chairman of the Board in exchange for the cancellation of indebtedness of $7,976,000, of which: (i) 3,000 shares were for the cancellation of the $3,000,000 Promissory Note executed on February 8, 2006 in favor of the Chairman of the Board (See Item (a) above); (ii) 3,000 shares were for the cancellation of the $3,000,000 Note Payable – Other, which was assumed by the Chairman of the Board (See Item (c) above); (iii) 1,750 shares were for the cancellation of $1,750,000 in short term loans bearing interest at 6% per annum, which were advanced to the Company by the Chairman during 2006 for working capital (See Item (b) above); (iv) 153 shares were for the cancellation of $153,000 in accrued interest relating to the financings described in Items (e)(i), (ii) and (iii) up to the date of each respective cancellation; and (v) 73 shares were for the cancellation of $73,000 in accrued dividends payable related to the Company’s Series D Preferred Stock (See also Item (g) below).

(f)     During 2006, an aggregate of 364,000 shares of restricted common stock were vested and earned by directors pursuant to the Director Plan, of which: (i) 292,000 shares that were issued to the Chairman of the Board, pursuant to a one time grant of 1,168,000 shares approved by the shareholders on May 28, 2002, vested. We did not consider this portion of the shares outstanding due to a vesting provision and as such no value was ascribed to these shares by the Company when issued on May 28, 2002. The value ascribed to these shares on May 28, 2006 was $183,960; and (ii) 72,000 shares that were automatically granted and issued to directors upon election at the shareholders meeting held on June 29, 2005, vested on the date of the annual stockholders meeting held July 12, 2006. We did not consider these shares outstanding when issued due to a vesting provision and as such no value was ascribed to these shares at that time. These transactions were valued and recorded at $49,680.

(g)    During 2006, there were $175,262 in dividends accrued on Series D Preferred Stock held by the Chairman, of which $73,000 was paid in the form of Series D Preferred Stock and $102,262 was offset by an overpayment made to Wachovia Bank in connection with the Chairman’s assumption of the Note Payable – Other described in Item (d) above.

(e)    On December 28, 2006, we sold 200 shares of Series D Preferred Stock, $1.00 par value, with a stated value of $1,000 per share, accruing dividends at 10% per annum in arrears on a quarterly basis to Howard L. Brown for $200,000 in cash.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Baum & Company, P.A., our independent registered public accounting firm, audited our consolidated financial statements for the year ended December 31, 2006 and 2005. The Audit Committee of the Board of Directors selects the independent registered public accounting firm. A representative of Baum & Company, P.A. is expected to be present at the 2007 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Aggregate fees billed to us by Baum & Company, P.A. for the fiscal years ended December 31,

Fee Category	2006	2005
Audit Fees (1)	$90,000	$127,289
Audit-Related Fees (2)	—	24,252
Tax Fees	—	—
All Other Fees	—	—
Total	$90,000	$151,541

(1)
For 2006, represents the aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and our internal controls over financial reporting and reviews of our quarterly consolidated financial statements. For 2005, the amount includes additional fees billed for the audit of our former LaPolla Subsidiary in 2005.

(2)
Represents the aggregate fees billed to us for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services.

Policy on Audit and Finance Committee Pre-Approval

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the calendar year. The Audit Committee pre-approves services by authorizing specific projects within the categories listed in the table above.  The Chairperson the Audit Committee addresses any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent registered public accounting firm to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether proposed services are compatible with the independence of the independent registered public accounting firm. The aggregate amount of services related to Audit Fees and Audit-Related Fees provided by Baum & Company, P.A. were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.  There were no Tax Fees or All Other Fees pre-approved or approved during the 2006 year.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee issued the following report for inclusion in this proxy statement in connection with the 2007 Annual Meeting.

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 with management of LaPolla and with LaPolla’s independent registered public accounting firm, Baum & Company, P.A.

2.	The Audit Committee has discussed those matters required by Statement on Auditing Standards No. 61 with Baum & Company, P.A.
3.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm the auditor’s independence from LaPolla and its management.

4.
After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2006 be included or incorporated by reference in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE,

Mr. Jay C. Nadel, Chairperson
Lt. Gen. Arthur J. Gregg, US Army (Ret.)
Mr. Augustus J. Larson

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended December 31, 2006 (“2006 Annual Report”) accompanies the proxy materials being mailed to all stockholders. Those documents are not a part of the proxy solicitation materials. We will provide, without charge, additional copies of our 2006 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the AMEX Industrial Manufacturing Index for the period beginning December 31, 2001 and ending December 31, 2006. The graph assumes that all dividends have been reinvested. We did not declare any dividends during the past five years.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Compensation Committee Report and Audit Committee Report contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

OTHER BUSINESS

We are not aware of any other matters to be submitted for consideration at this meeting.  If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will vote the shares they represent using their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the annual meeting to be held in 2008, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary, not later than January 26, 2008.  In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Corporate Governance Committee charter, addressed to the Corporate Secretary at our principal executive offices, not later than January 26, 2008.

By Order of the Board of Directors

Michael T. Adams
Corporate Secretary

Houston, Texas
April __, 2007

APPENDIX A

FIRST AMENDMENT
TO THE
EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT to the Equity Incentive Plan (the “Amendment”) is adopted by LaPolla Industries, Inc., a Delaware corporation (the “Company), effective as of January 16, 2007 (the “Effective Date”), subject to ratification and approval by common stockholders of the Company.

RECITALS

A.           The Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company (the “Board”) and four stockholders owning greater than a majority of the outstanding shares of common stock on July 12, 2005 by action taken by written consent without a meeting in accordance with Delaware General Corporation Law (“Delaware Law”) which approval became effective on or about August 25, 2005 pursuant to the mailing of an Information Statement to all stockholders.

B.           The Board amended the Plan on January 16, 2007, subject to stockholder ratification and approval, to: (i) increase the maximum aggregate number of shares of the Company’s common stock reserved for issuance under the Plan from 3.25 Million shares to 6 Million shares; and (ii) include directors and consultants as persons eligible for awards under the Plan.

AMENDMENT

1.      Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.

2.      Effective as of Effective Date, Section 2.1(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b)  "Award Agreement" means a written agreement between the Company and a full time employee, director or consultant of the Company (a “Participant”) setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement" or a "Stock Bonus Agreement.”

3.      Effective as of Effective Date, Section 2.1(m) of the Plan is hereby amended and restated in its entirety to read as follows:

“(m)   "Service" means a Participant's employment with the Company as an Employee, Director or Consultant. Unless otherwise determined by the Board, a Participant's Service shall be deemed to have terminated if the Participant ceases to render service to the Company. However, a Participant's Service shall not be deemed to have terminated merely because of a change in the Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Participant's Service shall be deemed to terminate on the ninety-first (91st ) day of the leave unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.”

4.      Effective as of Effective Date, Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.1  Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 6,000,000, reduced at any time by the sum of (a) the number of shares subject to options granted pursuant to the Predecessor Plan which remain outstanding at such time and (b) the number of shares issued prior to such time and after the Effective Date of this Plan upon the exercise of options granted pursuant to the Predecessor Plan. Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.”

5.    Effective as of Effective Date, Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“5.1  Persons Eligible for Awards. Awards may be granted to Employees, Directors and Consultants of the Company.”

A - 1

6.     Effective as of Effective Date, Section 5.4(b)(i) of the Plan is hereby amended and restated in its entirety to read as follows:

“(i)  Options. Subject to adjustment as provided in Section 4.2, no employee, director or consultant shall be granted within any fiscal year of the Company one or more Options which in the aggregate are for more than two million (2,000,000) shares of Stock.”

7.      Effective as of Effective Date, Section 5.4(b)(ii) of the Plan is hereby amended and restated in its entirety to read as follows:

“(ii)  Stock Bonuses. Subject to adjustment as provided in Section 4.2, no employee, director or consultant shall be granted within any fiscal year of the Company one or more Stock Bonuses, subject to Vesting Conditions based on the attainment of Performance Goals, for more than one hundred thousand (100,000) shares of Stock..”

8.    Effective as of Effective Date, Section 13.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“13.2  Rights as Employee, Director or Consultant. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an employee, director or consultant, or interfere with or limit in any way any right of the Company to terminate the Participant's Service at any time. To the extent that an employee, director or consultant of any subsidiary of LaPolla Industries, Inc. receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that LaPolla Industries, Inc. is the employee's, director’s or consultant’s employer or that the employee, director or consultant has any relationship with LaPolla Industries, Inc.”

9.      Effective as of Effective Date, the introductory paragraph of the form of Option Agreement attached as Exhibit A to the Plan is hereby amended and restated in its entirety to read as follows:

“THE BOARD OF DIRECTORS of LaPolla Industries, Inc. authorized and approved the Equity Incentive Plan ("Plan"). The Plan provides for the grant of Options to employees, directors and consultants of LaPolla Industries, Inc. (“Company”). Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the Plan.”

10.   Effective as of Effective Date, Paragraph 1 of the form of Option Agreement attached as Exhibit A to the Plan is hereby amended and restated in its entirety to read as follows:

“1.  Grant of Option.  Pursuant to authority granted to it under the Plan, the Administrator responsible for administering the Plan hereby grants to, as an employee, director or consultant of the Company (“Optionee”) and as of, ("Grant Date"), the following Option: . Each Option permits you to purchase one share of LaPolla Industries, Inc.’s common stock, $.01 par value per share (“Shares”).”

11.   Except as set forth herein, the Plan shall remain in full force and effect. All awards granted prior to the Effective Date shall be governed by the Plan as in effect prior to the Effective Date.

I HEREBY CERTIFY that the foregoing First Amendment to the Equity Incentive Plan was duly adopted by the Board of Directors of the Company on January 16, 2007 and approved by the stockholders of the Company on                     , 2007. Executed this                    , day of                     , 2007.

BY:
TITLE OF OFFICER:

A - 2

APPENDIX B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
LAPOLLA INDUSTRIES, INC.

LAPOLLA INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of LaPolla Industries, Inc. pursuant to a unanimous resolution duly adopted a proposed amendment to the Restated Certificate of Incorporation, as amended from time to time, of said corporation, declaring said amendment to be advisable and for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article and Section thereof numbered "FOURTH", Section "A", so that, as amended, said Article's Section shall be and read as follows:

"FOURTH:  Capital Stock.  A.  The total number of shares of stock which the Corporation shall have the authority to issue is Seventy Two Million (72,000,000) shares of which Seventy Million (70,000,000) shall be common stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which Two Million (2,000,000) shares shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "Preferred Stock")."

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said LAPOLLA INDUSTRIES, INC. has caused this certificate to be signed by an Authorized Officer, this ___ day of May, 2007.

BY:
TITLE OF OFFICER:

B - 1

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
2007 ANNUAL MEETING OF STOCKHOLDERS
LAPOLLA INDUSTRIES, INC.

Tuesday, May 22, 2007
9:00 AM
(Registration begins at 8:30 AM)

The Kamson Corporation
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

If you plan to attend, please check the box on the proxy card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

LAPOLLA INDUSTRIES, INC.

CONFIDENTIAL PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April __, 2007, in connection with the 2007 Annual Meeting of Stockholders of LaPolla Industries, Inc. to be held at 9:00 AM on Tuesday, May 22, 2007, at The Kamson Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and hereby appoints DOUGLAS J. KRAMER and MICHAEL T. ADAMS, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the 2007 Annual Meeting or any adjournments thereof. You may vote your shares by Internet, telephone or by mail. The proxies will vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET QUICK ××× EASY ××× IMMEDIATE

LAPOLLA INDUSTRIES, INC.

Voting by Telephone or Internet is Quick, Easy and Immediate.  As a LaPolla stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card.  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, Eastern Time, on Monday, May 21, 2007.

To Vote Your Proxy by Internet
www.proxyvote.com
Have your proxy card in hand when you access the above website.  You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

To Vote Your Proxy by Telephone
1-800-690-6903
Use any touch-tone telephone to vote your proxy.  You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to LaPolla Industries, Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this	☒

PROXY

	☐ VOTE FOR ALL NOMINEES (except as marked)	☐ VOTE WITHHELD FROM ALL NOMINEES
1. ELECTION OF DIRECTORS:

01 RICHARD J. KURTZ	02 LT. GEN. ARTHUR J. GREGG, US ARMY (RET.)	03 JAY C. NADEL
04 AUGUSTUS J. LARSON	05 DOUGLAS J. KRAMER	06 MICHAEL T. ADAMS

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2. RATIFY AND APPROVE AMENDMENTS TO EQUITY INCENTIVE PLAN:	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVE AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION:	☐ FOR	☐ AGAINST	☐ ABSTAIN

INSTRUCTIONS: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Please check the box if you wish to have your vote disclosed to the Company. The Company’s Confidential Voting Policy is described in the Proxy Statement accompanying this Proxy.	☐

Please check the box if you plan to attend the 2007 Annual Meeting.	☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date
NOTE:  Please sign exactly as name appears hereon.  When shares are held by joint owners, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.